ENERGY FOCUS, INC.

ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, JUNE 15, 2011, at 1:00 P.M. Eastern Time

Script for Chairperson of the Meeting

I. CALL THE MEETING TO ORDER

A. INTRODUCTIONS

Chairperson: Hello, ladies and gentlemen. The meeting will please come to order. I want to welcome all of you to the annual meeting of shareholders of Energy Focus. I am Joe Kaveski, the Chief Executive Officer of the company, and I will be presiding at this meeting.

Also present at the meeting today are:

John M. Davenport, a nominee for election as a director and President of the company,

Paul von Paumgartten, a nominee for election as a director,

Eric W. Hilliard, our Vice President, Chief Operations Officer, Interim Chief Financial Officer, and Secretary,

Roger R. Buelow, our Vice President and Chief Technology Officer,

Hal M. O’Donnell, our Manager of Financed Reporting, and

Gerry W. Cowden, of Cowden & Humphrey Co. LLP, our outside General Counsel.

Eric Hilliard will act as secretary of this meeting. Cowden & Humphrey will act as the Inspector of Election.

Joseph Adams, of Plant & Moran, PLLC, our independent public accounting firm, is also present at the meeting. During the question and answer period at the end of the meeting, he will be available to answer questions concerning the company’s financial statements.

B. INSTRUCTIONS ON RULES OF CONDUCT AND PROCEDURES

Chairperson: Each of you should have registered at the desk as you entered the meeting. If anyone has not registered, would you at this time please step over to the desk and sign the register?

Upon entering the meeting, each of you was presented with an agenda. On the reverse side of the agenda is a list of the rules of conduct for the meeting. To conduct an orderly meeting, we ask that participants abide by these rules.

As stated in the rules of conduct, shareholders should not address the meeting until recognized. Should you desire to ask a question or speak during this meeting, please raise your hand. After being recognized, first identify yourself and your status as a shareholder or representative of a shareholder, then state your point or ask your question. As stated in the rules of conduct, we ask that you restrict your remarks to the item of the agenda that is before us.

Thank you for your cooperation with these rules.

C. PROOF OF NOTICE OF MEETING

Chairperson: Our stock transfer agent, The Bank of New York/Mellon Shareowner Services, has provided us with an Affidavit of Mailing establishing that Notice of this meeting was duly given. Copies of the Notice of Meeting and of the Affidavit of Mailing will be incorporated into the minutes of this meeting. All shareholders of record at the close of business on April 28, 2011 are entitled to vote at the annual meeting.

D. PROXIES; EXISTENCE OF QUORUM

Chairperson: Our first order of business at this meeting is to determine whether the shares represented at the meeting, either in person or by proxy, are sufficient to constitute a quorum for the purpose of transacting business. Mr. Secretary, do you have a report?

Secretary: Yes, the shareholders list shows that holders of 24,756,517 shares of common stock of the company are entitled to vote at this meeting. There are represented in person or by proxy 13,406,785 shares of common stock, or approximately 54.15% of all of the shares entitled to vote at this meeting.

Chairperson: Thank you. Because holders of a majority of the shares entitled to vote at this meeting are present in person or by proxy, I declare this meeting to be duly convened for purposes of transacting the business as may properly come before it.

II. PROPOSALS AND DISCUSSION

A. PROPOSAL NO. 1—ELECTION OF DIRECTORS

Chairperson: The next order of business is a description of the matters to be voted on at today’s meeting. The first proposal before the shareholders of the company is the election of five directors to serve until the annual meeting of shareholders in 2012 and until their successors are duly elected and qualified. The Board of Directors of the company recommends the election of the following persons as directors of the company: John M. Davenport, J. James Finnerty, Joseph G. Kaveski, Paul von Paumgartten, and R. Louis Schneeberger.

B. PROPOSAL NO. 2—AMENDMENT OF 1994 EMPLOYEE STOCK PURCHASE PLAN

Chairperson: The second proposal before the shareholders of the company is the amendment of the 1994 Employee Stock Purchase Plan to increase the number of common shares authorized for issuance under the plan from 150,000 to 400,000 shares. The Board of Directors of the company recommends the amendment of the Plan.

III. VOTING

A. OPENING POLLS

Chairperson: The polls are now open. If you desire a ballot, please raise your hand. We will provide ballots to those who desire them. If you previously voted by proxy, you do not need to vote today unless you wish to change your vote.

B. VOTING ON PROPOSALS

Chairperson: We will now collect any outstanding ballots. If you have brought your proxy or wish to vote by ballot, please provide your proxy or ballot now. Again, if you have already voted by proxy, you need not vote today unless you would like to change your vote. Please hold up your hand so that your proxy or ballot can be collected.

C. CLOSING POLLS

Chairperson: We now have all the proxies and ballots, and since all those desiring to vote today have done so, I hereby declare the polls closed. The ballots and proxies will be held in the possession of the Inspector of Election. We will now count the votes.

[CHAIRPERSON—ALLOW BALLOTS AND PROXIES TO BE COUNTED]

IV. RESULTS OF VOTING

[CHAIRPERSON—CONFIRM WITH THE SECRETARY THAT BALLOTS HAVE BEEN COUNTED]

Chairperson: Will the Secretary please report the results of the voting.

Secretary: The ballots have been counted. The nominees for election to the Board of Directors have been duly elected and the 1994 Employee Stock Purchase Plan has been amended.

V. ADJOURNMENT

Chairperson: Thank you for attending today’s meeting. We will now have a presentation by the company’s management, after which we will have a brief question and answer period.

VI. MANAGEMENT PRESENTATION

[REMARKS BY MANAGEMENT]

VII. QUESTIONS AND ANSWERS

[OPEN THE MEETING TO QUESTION BY SHAREHOLDERS]